SLM Student Loan Trust 2001-4
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/1/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$758,422,452.07	$82,831,277.86	$675,591,174.21
	ii	Interest to be Capitalized	11,569,603.44		10,861,133.15

	iii	Total Pool	769,992,055.51		$686,452,307.36

	iv	Specified Reserve Account Balance	1,924,980.14		1,716,130.77

	v	Total Adjusted Pool	$771,917,035.65		$688,168,438.13

B	i	Weighted Average Coupon (WAC)	3.225%		3.165%
	ii	Weighted Average Remaining Term	112.13		110.88
	iii	Number of Loans	256,354		234,436
	iv	Number of Borrowers	151,973		139,714

						% of		% of
	Notes and Certificates			Spread	Balance 7/26/04	O/S Securities	Balance 10/25/04	O/S Securities
C	i	A-1 Notes	78442GDD5	0.050%	$94,394,035.65	12.229%	$10,645,438.13	1.547%
	ii	A-2 Notes	78442GDE3	0.140%	631,500,000.00	81.809%	631,500,000.00	91.765%
	iii	B Notes	78442GDF0	0.500%	46,023,000.00	5.962%	46,023,000.00	6.688%

	v	Total Notes			$771,917,035.65	100.000%	$688,168,438.13	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,924,980.14	$1,716,130.77
	iv	Reserve Account Floor Balance ($)	$1,500,331.00	$1,500,331.00
	v	Current Reserve Acct Balance ($)	$1,924,980.14	$1,716,130.77

II. 2001-4 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$78,091,971.88
	ii	Principal Collections from Guarantor	6,899,638.19
	iii	Principal Reimbursements	46,585.22
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$85,038,195.29

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$126,333.40
	ii	Capitalized Interest	(2,333,250.83)

	iii	Total Non-Cash Principal Activity	$(2,206,917.43)

C	Total Student Loan Principal Activity		$82,831,277.86

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,912,503.42
	ii	Interest Claims Received from Guarantors	179,224.11
	iii	Collection Fees/Returned Items	53,755.13
	iv	Late Fee Reimbursements	195,522.32
	v	Interest Reimbursements	16,406.69
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	285,965.36
	viii	Subsidy Payments	1,071,027.49

	ix	Total Interest Collections	$4,714,404.52

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$355.40
	ii	Capitalized Interest	2,333,250.83

	iii	Total Non-Cash Interest Adjustments	$2,333,606.23

F	Total Student Loan Interest Activity		$7,048,010.75

G	Non-Reimbursable Losses During Collection Period		$128,522.60

H	Cumulative Non-Reimbursable Losses to Date		$1,247,664.61

III. 2001-4 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$16,557,751.45
	ii	Consolidation Principal Payments	68,433,858.62
	iii	Reimbursements by Seller	7,724.14
	iv	Borrower Benefits Reimbursed	2,195.93
	v	Reimbursements by Servicer	177.81
	vi	Re-purchased Principal	36,487.34

	vii	Total Principal Collections	$85,038,195.29

B	Interest Collections
	i	Interest Payments Received	$3,603,561.31
	ii	Consolidation Interest Payments	845,159.07
	iii	Reimbursements by Seller	24.86
	iv	Borrower Benefits Reimbursed	700.28
	v	Reimbursements by Servicer	13,728.35
	vi	Re-purchased Interest	1,953.19
	vii	Collection Fees/Returned Items	53,755.13
	viii	Late Fees	195,522.32

	ix	Total Interest Collections	$4,714,404.51

C	Other Reimbursements		$23,037.25

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$89,775,637.05
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,098,584.04)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$88,677,053.01
G	Servicing Fees Due for Current Period		$517,662.25
H	Carryover Servicing Fees Due		$—
I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$537,662.25

IV. 2001-4	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:
In School
Current	2.820%	2.770%	22,945	20,721	8.951%	8.839%	$75,587,752.32	$66,583,671.49	9.966%	9.856%

Grace
Current	2.819%	2.769%	15,620	14,894	6.093%	6.353%	$52,502,172.96	$51,350,803.29	6.923%	7.601%

TOTAL INTERIM	2.819%	2.769%	38,565	35,615	15.044%	15.192%	$128,089,925.28	$117,934,474.78	16.889%	17.456%
REPAYMENT
Active
Current	3.420%	3.370%	107,484	94,814	41.928%	40.443%	$300,270,641.79	$253,328,727.24	39.591%	37.497%
31-60 Days Delinquent	3.420%	3.371%	9,137	8,585	3.564%	3.662%	$24,984,399.91	$23,158,106.84	3.294%	3.428%
61-90 Days Delinquent	3.420%	3.370%	6,676	7,016	2.604%	2.993%	$17,693,910.32	$19,390,334.39	2.333%	2.870%
91-120 Days Delinquent	3.420%	3.370%	4,856	4,144	1.894%	1.768%	$13,058,918.64	$10,990,608.94	1.722%	1.627%
> 120 Days Delinquent	3.420%	3.370%	14,168	14,728	5.527%	6.282%	$38,318,080.01	$38,984,035.32	5.052%	5.770%

Deferment
Current	2.820%	2.770%	38,831	38,369	15.147%	16.367%	$118,135,658.97	$113,281,453.84	15.576%	16.768%

Forbearance
Current	3.420%	3.370%	35,108	29,957	13.695%	12.778%	$114,040,489.19	$95,680,110.35	15.037%	14.162%

TOTAL REPAYMENT	3.307%	3.248%	216,260	197,613	84.359%	84.293%	$626,502,098.83	$554,813,376.92	82.605%	82.122%
Claims in Process (1)	3.417%	3.359%	1,515	1,191	0.591%	0.508%	$3,797,092.23	$2,804,969.24	0.501%	0.415%
Aged Claims Rejected (2)	3.420%	3.370%	14	17	0.005%	0.007%	$33,335.73	$38,353.27	0.004%	0.006%
GRAND TOTAL	3.225%	3.165%	256,354	234,436	100.000%	100.000%	$758,422,452.07	$675,591,174.21	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2001-4 Portfolio Characteristics by Loan Type and School

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.161%	140,200	$376,006,162.68	55.656%
- GSL — Unsubsidized	3.157%	94,203	$299,492,348.53	44.330%
- PLUS Loans	4.170%	33	$92,663.00	0.014%

- Total	3.165%	234,436	$675,591,174.21	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.144%	169,599	$546,540,649.57	80.898%
-Two Year	3.228%	43,806	$86,633,126.91	12.823%
-Technical	3.297%	21,023	$42,395,314.81	6.275%
-Other	3.370%	8	$22,082.92	0.003%

- Total	3.165%	234,436	$675,591,174.21	100.000%

* Percentages may not total 100% due to rounding.

VI. 2001-4 Expected Interest Calculation

A	Borrower Interest Accrued During Collection Period	$4,633,285.55
B	Interest Subsidy Payments Accrued During Collection Period	932,337.56
C	SAP Payments Accrued During Collection Period	1,148,443.45
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION & CAP INT ACTS)	227,962.83
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$6,942,029.39

VII. 2001-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004322500	(7/26/04-10/25/04)	1.71000%
B	Class A-2 Interest Rate	0.004550000	(7/26/04-10/25/04)	1.80000%
C	Class B Interest Rate	0.005460000	(7/26/04-10/25/04)	2.16000%

VIII. 2001-4 Inputs From Previous Quarterly Servicing Reports 6/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$758,422,452.07
	ii	Interest To Be Capitalized	11,569,603.44

	iii	Total Pool	$769,992,055.51
	iv	Specified Reserve Account Balance	1,924,980.14

	v	Total Adjusted Pool	$771,917,035.65

B	Total Note and Certificate Factor		0.50319782405
C	Total Note Balance		$771,917,035.65

D	Note Balance 7/26/2004		Class A-1	Class A-2	Class B

	i	Current Factor	0.1102090317	1.0000000000	1.0000000000
	ii	Expected Note Balance	$94,394,035.65	$631,500,000.00	$46,023,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00

G	Interest Carryover		$0.00	$0.00	$0.00
H	Reserve Account Balance		$1,924,980.14
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2001-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$88,905,015.84	$88,905,015.84

B	Primary Servicing Fees-Current Month		$517,662.25	$88,387,353.59

C	Administration Fee		$20,000.00	$88,367,353.59

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$408,018.22	$87,959,335.37
	ii	Class A-2	$2,873,325.00	$85,086,010.37
	iii	Class B	$251,285.58	$84,834,724.79

	iv	Total Noteholder’s Interest Distribution	$3,532,628.80

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$83,748,597.52	$1,086,127.27
	ii	Class A-2	$0.00	$1,086,127.27
	iii	Class B	$0.00	$1,086,127.27

	iv	Total Noteholder’s Principal Distribution	$83,748,597.52

G	Increase to the Specified Reserve Account Balance		$0.00	$1,086,127.27

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,086,127.27

I	Carryover Servicing Fees		$0.00	$1,086,127.27

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$1,086,127.27
	ii	Class A-2	$0.00	$1,086,127.27
	iii	Class B	$0.00	$1,086,127.27

	iv	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$1,086,127.27	$0.00

X. 2001-4 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class B
	i	Quarterly Interest Due			$408,018.22	$2,873,325.00	$251,285.58
	ii	Quarterly Interest Paid			408,018.22	2,873,325.00	251,285.58

	iii	Interest Shortfall			$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$83,748,597.52	$0.00	$0.00
	viii	Quarterly Principal Paid			83,748,597.52	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00

	x	Total Distribution Amount			$84,156,615.74	$2,873,325.00	$251,285.58

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/04			$771,917,035.65
	ii	Adjusted Pool Balance 9/30/04			688,168,438.13

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$83,748,597.52

	iv	Adjusted Pool Balance 6/30/04			$771,917,035.65
	v	Adjusted Pool Balance 9/30/04			688,168,438.13

	vi	Current Principal Due (iv-v)			$83,748,597.52
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$83,748,597.52

	ix	Principal Distribution Amount Paid			$83,748,597.52

	x	Principal Shortfall (viii-ix)			$—

C		Total Principal Distribution			$83,748,597.52
D		Total Interest Distribution			3,532,628.80

E		Total Cash Distributions			$87,281,226.32
F	Note Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	78442GDD5	$94,394,035.65	$10,645,438.13
		A-1 Note Pool Factor		0.1102090317	0.0124289996

	ii	A-2 Note Balance	78442GDE3	$631,500,000.00	$631,500,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	B Note Balance	78442GDF0	$46,023,000.00	$46,023,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,924,980.14
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$1,086,127.27

	iv	Total Reserve Account Balance Available			$3,011,107.41
	v	Required Reserve Account Balance			$1,716,130.77

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve — Release to Excess Certificate Holder			$1,294,976.64
	viii	Ending Reserve Account Balance			$1,716,130.77

XI. 2001-4 Historical Pool Information

						2003	2002
			7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$758,422,452.07	$779,689,976.88	$835,648,030.39	$1,123,680,056.08	$1,414,967,615.86

	Student Loan Principal Activity
	i	Regular Principal Collections	$78,091,971.88	$19,113,195.92	$51,207,635.93	$226,323,889.96	$115,591,822.02
	ii	Principal Collections from Guarantor	6,899,638.19	5,247,589.12	7,439,544.92	30,008,268.08	17,472,706.02
	iii	Principal Reimbursements	46,585.22	45,272.39	56,269.55	49,790,489.94	182,582,020.46
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$85,038,195.29	$24,406,057.43	$58,703,450.40	$306,122,647.98	$315,646,548.50
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$126,333.40	$100,889.56	$146,434.95	$1,440,376.36	$1,461,853.30
	ii	Capitalized Interest	-2,333,250.83	-3,239,422.19	-2,891,831.84	-19,530,998.65	-25,820,842.02

	iii	Total Non-Cash Principal Activity	$(2,206,917.43)	$(3,138,532.63)	$(2,745,396.89)	$(18,090,622.29)	$(24,358,988.72)
(-)	Total Student Loan Principal Activity		$82,831,277.86	$21,267,524.80	$55,958,053.51	$288,032,025.69	$291,287,559.78

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,912,503.42	$2,372,278.95	$2,827,311.47	$15,230,621.70	$20,257,298.55
	ii	Interest Claims Received from Guarantors	179,224.11	142,286.84	217,126.02	1,035,049.62	834,130.15
	iii	Collection Fees/Returned Items	53,755.13	39,708.38	50,466.54	140,244.33	50,743.99
	iv	Late Fee Reimbursements	195,522.32	139,138.26	186,296.35	618,951.95	542,655.42
	v	Interest Reimbursements	16,406.69	15,657.29	9,061.22	536,464.21	3,005,197.25
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	285,965.36	-93.79	21,664.90	-1,078.97	156,314.96
	viii	Subsidy Payments	1,071,027.49	1,126,867.46	1,308,255.17	8,329,334.09	20,124,825.00

	ix	Total Interest Collections	$4,714,404.52	$3,835,843.39	$4,620,181.67	$25,889,586.93	$44,971,165.32

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$355.40	$1,242.35	$869.04	$(860,438.59)	$(1,124,279.15)
	ii	Capitalized Interest	2,333,250.83	3,239,422.19	2,891,831.84	19,530,998.65	25,820,842.02

	iii	Total Non-Cash Interest Adjustments	$2,333,606.23	$3,240,664.54	$2,892,700.88	$18,670,560.06	$24,696,562.87

	Total Student Loan Interest Activity		$7,048,010.75	$7,076,507.93	$7,512,882.55	$44,560,146.99	$69,667,728.19
(=)	Ending Student Loan Portfolio Balance		$675,591,174.21	$758,422,452.07	$779,689,976.88	$835,648,030.39	$1,123,680,056.08
(+)	Interest to be Capitalized		$10,861,133.15	$11,569,603.44	$12,424,942.33	$12,856,151.72	$20,017,472.30
(=)	TOTAL POOL		$686,452,307.36	$769,992,055.51	$792,114,919.21	$848,504,182.11	$1,143,697,528.38
(+)	Reserve Account Balance		$1,716,130.77	$1,924,980.14	$1,980,287.30	$2,121,260.46	$2,859,243.82
(=)	Total Adjusted Pool		$688,168,438.13	$771,917,035.65	$794,095,206.51	$850,625,442.57	$1,146,556,772.20

XII. 2001-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-01	$1,438,653,106	14.45%

Apr-02	$1,373,965,085	14.33%

Jul-02	$1,334,028,771	12.20%

Oct-02	$1,252,312,795	13.80%

Jan-03	$1,143,697,528	16.44%

Apr-03	$1,065,928,020	16.93%

Jul-03	$1,034,486,359	15.30%

Oct-03	$930,204,418	17.22%

Jan-04	$848,504,182.11	18.09%

Apr-04	$792,114,919.21	17.97%

Jul-04	$769,992,055.51	16.62%

Oct-04	$686,452,307.36	17.86%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.